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                                                                    EXHIBIT 99.1

                                                                   [PROXIM LOGO]


CONTACT
Ben Gibson
Proxim Corporation
(408) 542-5366
bgibson@proxim.com


           PROXIM CORPORATION REPORTS FOURTH QUARTER AND YEAR-END 2003
                               FINANCIAL RESULTS

- REVENUE OF $38.6 MILLION - 10 PERCENT SEQUENTIAL INCREASE OVER Q3 2003
- NON-GAAP NET LOSS OF $(0.02) PER SHARE - A $0.02 IMPROVEMENT OVER Q3 2003
- GAAP NET LOSS OF $(0.29) PER SHARE - A $0.02 IMPROVEMENT OVER Q3 2003
- CASH & CASH EQUIVALENTS OF $21.0 MILLION - $5.4 MILLION GREATER THAN Q3 2003

 SUNNYVALE, Calif., January 27, 2004 -- Proxim Corporation (Nasdaq: PROX), a global leader in wireless networking equipment for Wi-Fi and broadband wireless, today announced financial results for the fourth quarter and year ended December 31, 2003.

 Revenue for the fourth quarter of 2003 was $38.6 million, which represented a 10 percent sequential increase compared to the preceding quarter of $35.1 million. Year over year, the $38.6 million revenue in the fourth quarter of 2003 compared to $50.0 million for the fourth quarter of 2002. The revenue decrease year over year was largely attributable to the impact of the adoption of a uniform revenue recognition policy in the third quarter of 2002 and to acquisition consolidation accounting.

 Total revenue for the fiscal year ended December 31, 2003 was $148.5 million, which represented a three percent increase compared to $144.7 million in fiscal 2002. The 2002 financial results included the results of the former Western Multiplex Corporation from January 1, 2002 to December 31, 2002, the former Proxim, Inc. from March 27, 2002 to December 31, 2002, and the former Agere Wireless LAN Systems business from August 6, 2002 to December 31, 2002, in accordance with generally accepted accounting principles (GAAP) for accounting for business combinations.

 The non-GAAP, or pro-forma, net loss in the fourth quarter of 2003 was $(2.5) million or $(.02) per common share. This represents an improvement of $2.3 million in net loss or $.02 per common share over the preceding third quarter of 2003. This sequential improvement was driven by increased gross margins of $1.8 million, resulting primarily from an increase in sales together with a decrease of $1.2 million in operating expenses. The pro-forma net loss in the fourth quarter of 2002 was $(1.2) million or $(.01) per

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common share. A detailed and specific reconciliation of the differences from the pro-forma net loss to the GAAP net loss is included in the accompanying financial tables.

The pro-forma net loss in 2003 was $(14.7) million or $(0.12) per common share, compared to a pro-forma net loss of $(13.3) million or $(0.13) per share in 2002. A detailed and specific reconciliation of the differences from the pro-forma net loss to the GAAP net loss is included in the attached financial tables.

The net loss attributable to common stockholders computed in accordance with GAAP for the fourth quarter of 2003 was $(36.1) million, or $(0.29) per share. This represents an improvement of $0.02 and $0.91 per share, respectively, compared to the GAAP net loss of $(0.31) per share in the preceding third quarter of 2003 and the GAAP net loss of $(1.20) per share recorded in the fourth quarter of 2002.

The GAAP net loss attributable to common stockholders for the year ended December 31, 2003 was $(133.7) million, or $(1.10) per share, an improvement of $1.23 per share compared to the GAAP net loss of $(244.5) million or $(2.33) per share for the year ended December 31, 2002.

During the fourth quarter of 2003, Proxim recorded a $1.1 million non-cash charge for royalties associated with the ongoing Symbol Technologies litigation, representing a preliminary estimate based on the September 14, 2003 jury verdict. No final judgment has been entered in this matter and legal proceedings continue which will determine the actual amount of cash damages, if any, Proxim may be obligated to pay. Proxim will revise this preliminary estimate, if necessary, when more information becomes available.

During the fourth quarter of 2003, Proxim recorded a $22.2 million non-cash charge for the loss on early extinguishment of debt related to the fair market valuation of the common stock warrants approved at the special meeting of Proxim stockholders held on December 12, 2003 and issued to the Series B investors.

Proxim ended the year on December 31, 2003 with $21.0 million in cash (including cash equivalents, short-term investments and restricted cash), which represented an increase of $5.4 million from the third quarter total of $15.6 million. As previously disclosed, during the fourth quarter of 2003, Proxim issued additional secured convertible promissory notes to Warburg Pincus and Broadview Capital Partners in exchange for an additional investment of $10 million. The investment was made in accordance with the securities purchase agreement with Warburg Pincus and Broadview Capital Partners, approved at the special meeting of Proxim stockholders held on December 12, 2003.

"A fourth quarter of 10 percent sequential revenue growth and significant improvements in operating metrics in Proxim's business represented solid progress in our drive to return to sustained growth and profitability," said Frank Plastina, President and CEO, Proxim. "Clearly, the achievements and advances delivered over the last 6 months have positioned Proxim to better capitalize on the increasing global market opportunities for our leading wireless networking portfolio."


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CONFERENCE CALL INFORMATION
Today's call begins at 5:00 PM Eastern/2:00 PM Pacific Time.

DIAL-IN INFORMATION
To listen to the conference call via telephone, dial (913) 981-5508 at least five minutes prior to the scheduled start time.

WEBCAST INFORMATION
To listen to the webcast, go to www.proxim.com, and click on the link titled "Proxim Corporation Fourth Quarter 2003."

The minimum requirements to listen include sound capabilities on your personal computer and installation of RealPlayer software available at no cost for Windows 95/98, Windows 3.1, Windows NT, Macintosh, and UNIX systems from Real Audio, www.real.com.

The call will be archived immediately following the conference call and will remain available at http://investor.proxim.com. Additionally, the conference call will be available on a recorded telephone archive by calling toll free
(888) 203-1112 and entering pass code 312851, beginning Tuesday, January 27, 2004 at 8:00 PM Eastern Time until midnight Eastern Time on Friday, January 30, 2004. For international callers, the recorded telephone archive is available by calling the following toll number: (719) 457-0820 and entering pass code 312851.

ABOUT PROXIM
Proxim Corporation is a global leader in wireless networking equipment for Wi-Fi and broadband wireless networks. The company is providing its enterprise and service provider customers with wireless solutions for the mobile enterprise, security and surveillance, last mile access, voice and data backhaul, public hot spots, and metropolitan area networks. This press release and more information about Proxim can be found on the Web at www.proxim.com.

SAFE HARBOR
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning Proxim's estimates relating to potential liability to Symbol Technologies, Proxim's plan to return to sustained growth and profitability, and increasing global market opportunities, and are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to: the risks relating to future proceedings before the court in the Symbol litigation; the risk that required payments to Symbol exceed current estimates; Proxim's ability to make any required payments to Symbol; Proxim's ability to maintain its debt and credit facilities; the risk that Proxim's efforts to improve operating efficiencies and return to profitability will not succeed; the risk that the market for Proxim's products will not grow as anticipated or that Proxim will not be able to take advantage of market opportunities due to competition, product performance, product pricing, product supply


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or other issues and other risks and uncertainties associated with Proxim's business. For additional information regarding risks relating to Proxim's business, see Proxim Corporation's Form 10-K for the year ended December 31, 2002, Forms 10-Q for the quarters ended September 26, 2003, June 27, 2003, and March 28, 2003, and Current Reports on Form 8-K and other relevant materials filed by Proxim with the SEC.

                               PROXIM CORPORATION
                      Condensed Consolidated Balance Sheets
                                 (in thousands)
                                   (UNAUDITED)

                                                              DECEMBER 31,      DECEMBER 31,
Assets                                                           2003              2002
                                                                 ----              ----
Current assets:
    Cash, cash equivalents and short-term investments           $  19,756       $  17,048
    Accounts receivable, net                                       13,961          30,535
    Inventory, net                                                 19,939          36,799
    Deferred interest                                               5,265              --
    Other current assets                                            5,301           4,657
                                                                ---------       ---------
       Total current assets                                        64,222          89,039
Property and equipment, net                                         7,522          10,110
Goodwill and other intangible assets, net                          50,059          71,652
Restricted cash                                                     1,254           2,489
Other assets                                                        2,316           4,133
                                                                ---------       ---------
       Total assets                                             $ 125,373       $ 177,423
                                                                =========       =========

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK
    AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
    Accounts payable                                            $  10,500       $  18,147
    Capital lease obligations, current                              1,176              --
    Accrued royalties and interest                                 26,906              --
    Other accrued liabilities                                      20,804          16,917
    Convertible promissory note                                    40,000              --
                                                                ---------       ---------
       Total current liabilities                                   99,386          35,064
Capital lease obligations, long-term                                  934              --
Long-term debt                                                        101             101
Restructuring accruals, long-term                                   8,660          26,579
Common stock warrants                                              21,800              --
                                                                ---------       ---------
       Total liabilities                                          130,881          61,744
                                                                ---------       ---------
Series A mandatorily redeemable preferred stock                    73,580          64,412
                                                                ---------       ---------
Stockholders' equity (deficit):
    Capital stock                                                 319,376         315,868
    Accumulated deficit                                          (397,753)       (264,010)
    Notes receivable from stockholders                               (711)           (898)
    Accumulated other comprehensive income                             --             307
                                                                ---------       ---------
       Total stockholders' equity (deficit)                       (79,088)         51,267
                                                                ---------       ---------
       Liabilities, mandatorily redeemable preferred stock
         and stockholders' equity (deficit)                     $ 125,373       $ 177,423
                                                                =========       =========


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                               PROXIM CORPORATION
                 Condensed Consolidated Statements of Operations
                      (in thousands, except per share data)
                                   (UNAUDITED)

                                                            THREE MONTHS ENDED                  YEAR ENDED
                                                            ------------------                  ----------
                                                      DECEMBER 31,     DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                          2003             2002            2003             2002
                                                          ----             ----            ----             ----
Product revenue                                        $  38,574        $  49,951        $ 142,466        $ 144,660
License revenue                                               --               --            6,000               --
                                                       ---------        ---------        ---------        ---------
       Total revenue                                      38,574           49,951          148,466          144,660
Cost of revenue                                           23,801           28,955           88,471           83,685
Royalty charges                                            1,000               --           23,869               --
Restructuring provision for excess
    and obsolete inventory                                    --               --           22,549           12,659
                                                       ---------        ---------        ---------        ---------
       Gross profit                                       13,773           20,996           13,577           48,316
Operating expenses:
    Research and development                               5,209            8,616           24,241           29,159
    Selling, general and administrative                   11,711           13,874           49,431           49,491
    Legal expense for certain litigation                   1,100               --            6,800               --
    Amortization of intangible assets                      5,364            5,622           21,593           12,467
    Amortization of deferred stock compensation               --               --               --              855
    Bad debt expense arising from restructuring               --               --            2,305               --
    Restructuring charges (benefit)                          (19)           1,882            7,279           43,177
    Impairment of goodwill                                    --          129,108               --          129,108
    Impairment on loan to officer                             --            4,500               --            4,500
    In-process research and development                       --               --               --           16,100
                                                       ---------        ---------        ---------        ---------
       Loss from operations                               (9,592)        (142,606)         (98,072)        (236,541)
Interest and other expense, net                           (2,641)            (101)          (7,168)             (85)
                                                       ---------        ---------        ---------        ---------
       Loss before income taxes                          (12,233)        (142,707)        (105,240)        (236,626)
Income tax provision                                          --               --               --            3,224
                                                       ---------        ---------        ---------        ---------
       Net loss before extraordinary item                (12,233)        (142,707)        (105,240)        (239,850)
Loss on early extinguishment of debt                     (22,200)              --          (22,200)              --
                                                       ---------        ---------        ---------        ---------
       Net loss                                          (34,433)        (142,707)        (127,440)        (239,850)
Deemed Series A preferred stock dividend                      --               --               --           (2,740)
Accretion of Series A preferred stock obligations         (1,622)          (1,414)          (6,303)          (1,890)
                                                       ---------        ---------        ---------        ---------
       Net loss attributable to common
         stockholders - basic and diluted              $ (36,055)       $(144,121)       $(133,743)       $(244,480)
                                                       =========        =========        =========        =========

Net loss per share - basic and diluted                 $   (0.29)       $   (1.20)       $   (1.10)       $   (2.33)
                                                       =========        =========        =========        =========
Weighted average common shares                           122,674          120,134          121,662          105,119
                                                       =========        =========        =========        =========

As a percentage of revenue:

Gross margin                                                35.7%            42.0%             9.1%            33.4%
Research and development                                    13.5%            17.2%            16.3%            20.2%
Selling, general and administrative                         30.4%            27.8%            33.3%            34.2%


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                               PROXIM CORPORATION
            Pro Forma Condensed Consolidated Statements of Operations
                      (in thousands, except per share data)
                                   (UNAUDITED)

                                                  THREE MONTHS ENDED                  YEAR ENDED
                                                  ------------------                  ----------
                                             DECEMBER 31,     DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                 2003             2002            2003              2002
                                                 ----             ----            ----              ----
Product revenue                               $  38,574        $  49,951        $ 142,466        $ 144,660
License revenue                                      --               --            6,000               --
                                              ---------        ---------        ---------        ---------
       Total revenue                             38,574           49,951          148,466          144,660
Cost of revenue                                  23,801           28,955           88,471           83,685
                                              ---------        ---------        ---------        ---------
       Gross profit                              14,773           20,996           59,995           60,975
Operating expenses:
    Research and development                      5,209            8,616           24,241           29,159
    Selling, general and administrative          11,711           13,874           49,431           49,491
    Legal expense for certain litigation          1,100               --            6,800               --
                                              ---------        ---------        ---------        ---------
       Loss from operations                      (3,247)          (1,494)         (20,477)         (17,675)
Interest and other expense, net                    (613)            (101)          (2,190)             (85)
                                              ---------        ---------        ---------        ---------
       Loss before income taxes                  (3,860)          (1,595)         (22,667)         (17,760)
 Income tax benefit                              (1,351)            (399)          (7,933)          (4,440)
                                              ---------        ---------        ---------        ---------
       Net loss                               $  (2,509)       $  (1,196)       $ (14,734)       $ (13,320)
                                              =========        =========        =========        =========
Basic and diluted net loss per share          $   (0.02)       $   (0.01)       $   (0.12)       $   (0.13)
                                              =========        =========        =========        =========
Weighted average common shares - diluted        122,674          120,134          121,662          105,119
                                              =========        =========        =========        =========
As a percentage of revenue:

Gross margin                                       38.3%            42.0%            40.4%            42.2%
Research and development                           13.5%            17.2%            16.3%            20.2%
Selling, general and administrative                30.4%            27.8%            33.3%            34.2%


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                               PROXIM CORPORATION
                      GAAP to Pro Forma Loss Reconciliation
                      (in thousands, except per share data)
                                   (UNAUDITED)

                                                        THREE MONTHS ENDED             YEAR ENDED
                                                        ------------------             ----------
                                                 DECEMBER 31,   DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                     2003           2002            2003           2002
                                                     ----           ----            ----           ----
GAAP net loss                                    $ (36,055)      $(144,121)      $(133,743)      $(244,480)
Royalty charges and interest                         1,087              --          26,906              --
Provision for excess and obsolete inventory             --              --          22,549          12,659
Amortization of intangible assets                    5,364           5,622          21,593          12,467
Amortization of deferred stock compensation             --              --              --             855
Bad debt expense arising from restructuring             --              --           2,305              --
Restructuring charges (benefit)                        (19)          1,882           7,279          43,177
Impairment of goodwill                                  --         129,108              --         129,108
Impairment on loan to officer                           --           4,500              --           4,500
In-process research and development                     --              --              --          16,100
Interest on convertible debt                         2,318              --           2,318              --
Gain on sale of investment                            (377)             --            (377)             --
Loss on early extinguishment of debt                22,200              --          22,200              --
Deemed Series A preferred stock dividend                --              --              --           2,740
Accretion of Series A preferred stock                1,622           1,414           6,303           1,890
Income tax benefit                                   1,351             399           7,933           7,664
                                                 ---------       ---------       ---------       ---------
Pro forma net loss                               $  (2,509)      $  (1,196)      $ (14,734)      $ (13,320)
                                                 =========       =========       =========       =========

Use of Pro Forma Financial Information

To supplement our consolidated financial statements presented on a GAAP basis, Proxim uses non-GAAP, or pro forma, measures of operating results, net income/loss and income/loss per share, which are adjusted to exclude certain costs, expenses, gains and losses that we believe are useful to enhance the overall understanding of our financial performance. These adjustments to our GAAP results are made with the intent of providing both management and investors a supplemental understanding of Proxim's underlying operational results and trends. Adjusted pro forma results are among the primary indicators management uses as a basis for planning and forecasting our business. The presentation of this additional information is not meant to be considered in isolation or as a substitute for Proxim's financial results prepared in accordance with generally accepted accounting principles in the United States.